[KPMG LLP Letterhead]


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Advantus Venture Fund, Inc.:


We consent to the use of our report included herein and the references to our Firm under the headings "COUNSEL AND INDEPENDENT AUDITORS" in Part A and "FINANCIAL STATEMENTS" in Part B of the Registration Statement.


                                                          /s/ KPMG LLP
                                                          KPMG LLP


Minneapolis, Minnesota
November 23, 1999